Exhibit (c)(5) Preliminary Draft – Not for Reliance; Subject to Change and Further Review Project Atlas – Supplementary Oslo Valuation Materials November 2018Exhibit (c)(5) Preliminary Draft – Not for Reliance; Subject to Change and Further Review Project Atlas – Supplementary Oslo Valuation Materials November 2018

Preliminary Draft – Not for Reliance; Subject to Change and Further Review

Research Analyst Outlook

PRICE TARGETS & RATINGS

Broker	Date	12M Price Target	Discounted Price Target	Rating
Morgan Stanley	11/14/18	$48.00	$42.96	Overweight
Credit Suisse	10/31/18	$45.00	$40.27	Hold
Deutsche Bank	10/26/18	$39.00	$34.90	Hold
Goldman Sachs	10/26/18	$44.00	$39.38	Hold
Jefferies	10/01/18	$41.00	$36.69	Hold
Low		**$39.00**	**$34.90**	
High		**$48.00**	**$42.96**	

RESEARCH ANALYST COMMENTARY

- *"Our 12-mo $45 target price (no change) is derived using a 13.0x multiple on our five year normalized cash EPS. Risks include a slowdown in fundraising and flattish FRE (until Opps Xb fees turn on)."*

  – Credit Suisse (10/30/2018)

- *"Our PT is based on sum-of-parts valuation assuming: fee-related earnings of ~17x, carried interest earnings valuing carry funds & dry powder at 6-yr horizon at 1.8x MOIC & BV multiple of 1x."*

  – Deutsche Bank (10/26/2018)

- *"On the fee-related earnings side, the key driver of growth remains Ops Xb ($9bn distressed fund), and management doesn't expect to fully turn on fees until 2H19 amid limited distressed opportunities…We raise our SOTP based 12-month price target to $44 from $42 largely based on higher FRE."*

  – Goldman Sachs (10/26/2018)

- *"Our PT reflects a 16x multiple on the relatively stable base [of] net management fees and a discounted 8x multiple on the more volatile net performance fees we expect in 2018."*

  – Jefferies (10/01/2018)

P / W / P
PERELLA WEINBERG PARTNERS

Source: Wall Street research
Note: Price targets discounted at assumed 11.7% cost of equity

2

Preliminary Draft – Not for Reliance; Subject to Change and Further Review Discounted Cash Flows Analysis Based on Adjusted Research Model ($ in millions, except per share values) Key Assumptions Valuation Summary Implied Value per Share $49.86 Current Price $40.33 WACC for Fee-Related Earnings (FRE) 10.9% Premium to Current 23.6% WACC for Performance Fees 16.4% Valuation Date 12/31/18 Value Attribution: Free Cash Flows 23% 2024E FRE Exit Multiple 17.5x 2024E Performance Fees Exit Multiple 9.0x Terminal Value 77% Invested Capital Multiple of Book Value 1.0x Adjusted Research Model Management Forecast Research Estimates 2019E 2020E 2021E 2022E 2023E Pre-Tax FRE $280 $350 $324 $355 $430 Less: Equity-Based Compensation (70) (73) (75) (72) (72) Tax Rate (ex TRA benefit) 8% 10% 12% 14% 16% Less: Taxes on FRE (17) (28) (30) (40) (57) After-Tax FRE $193 $249 $219 $244 $301 Pre-Tax Performance Fee Earnings $345 $317 $398 $319 $228 Tax Rate (ex TRA benefit) 10% 12% 14% 16% 18% (35) (38) (56) (51) (41) Less: Taxes After-Tax Performance Fees $311 $279 $342 $268 $187 10 10 10 10 11 Plus: D&A Less: CAPEX (5) (6) (6) (7) (8) - - - - - Less: Changes in Net Working Capital Free Cash Flow to Firm $508 $532 $565 $515 $490 Source: Bloomberg, FactSet as of 11/15/2018, Wall Street research Note: CAPEX and changes in net working capital from Wall Street research 3Preliminary Draft – Not for Reliance; Subject to Change and Further Review Discounted Cash Flows Analysis Based on Adjusted Research Model ($ in millions, except per share values) Key Assumptions Valuation Summary Implied Value per Share $49.86 Current Price $40.33 WACC for Fee-Related Earnings (FRE) 10.9% Premium to Current 23.6% WACC for Performance Fees 16.4% Valuation Date 12/31/18 Value Attribution: Free Cash Flows 23% 2024E FRE Exit Multiple 17.5x 2024E Performance Fees Exit Multiple 9.0x Terminal Value 77% Invested Capital Multiple of Book Value 1.0x Adjusted Research Model Management Forecast Research Estimates 2019E 2020E 2021E 2022E 2023E Pre-Tax FRE $280 $350 $324 $355 $430 Less: Equity-Based Compensation (70) (73) (75) (72) (72) Tax Rate (ex TRA benefit) 8% 10% 12% 14% 16% Less: Taxes on FRE (17) (28) (30) (40) (57) After-Tax FRE $193 $249 $219 $244 $301 Pre-Tax Performance Fee Earnings $345 $317 $398 $319 $228 Tax Rate (ex TRA benefit) 10% 12% 14% 16% 18% (35) (38) (56) (51) (41) Less: Taxes After-Tax Performance Fees $311 $279 $342 $268 $187 10 10 10 10 11 Plus: D&A Less: CAPEX (5) (6) (6) (7) (8) - - - - - Less: Changes in Net Working Capital Free Cash Flow to Firm $508 $532 $565 $515 $490 Source: Bloomberg, FactSet as of 11/15/2018, Wall Street research Note: CAPEX and changes in net working capital from Wall Street research 3

Preliminary Draft – Not for Reliance; Subject to Change and Further Review

Discounted Cash Flows Analysis

Based on Adjusted Research Model (cont'd)

($ in millions, except per share values)

Terminal Value	2019E	2020E	2021E	2022E	2023E
Terminal Metrics:					
2024E After-tax FRE (after Equity-Based Compensation Expense)					$346
2024E After-tax Performance Fees					$226
Q3'18 Invested Capital (excl. Dublin)					$1,720
Terminal Value (Nominal):					
from FRE					$6,052
from Performance Fees					2,038
from Invested Capital					1,720
Total Terminal Value					**$9,809**
PV of FRE[(1)]	$183	$213	$169	$169	$188
PV of Performance Fees[(1)]	288	222	234	157	94
PV of Other Cash Flows	4	3	3	3	2
PV of Terminal Value - FRE					3,600
PV of Terminal Value - Performance Fees					952
PV of Terminal Value - Invested Capital					1,720
Implied Enterprise Value					**$8,206**
Plus: Net Cash					267
Less: Preferred Equity					(401)
Implied Equity Value					**$8,072**
Fully Diluted Shares Outstanding					161.9
Implied Value per Share					**$49.86**

P / W / P
PERELLA WEINBERG PARTNERS

Source: Bloomberg, FactSet as of 11/15/2018, Wall Street research
Note: (1) Present value calculated using mid-year convention, except for terminal value

4

Preliminary Draft – Not for Reliance; Subject to Change and Further Review Discounted Cash Flows Analysis Based on Adjusted Research Model (cont’d) Sensitivity Analysis FRE WACC 2024E FRE Exit Multiple 9.0% 10.0% 10.9% 12.0% 13.0% 12.5x 15.0x 17.5x 20.0x 22.5x 14.5% 52.90 51.68 50.59 49.42 48.38 2024E 7.0x 42.20 45.38 48.55 51.73 54.91 Perf. 15.5% 52.51 51.29 50.20 49.03 47.99 Perf. 8.0x 42.85 $46.03 49.21 52.38 55.56 Fees 16.4% 52.17 50.95 $49.86 48.69 47.65 Fees 9.0x 43.51 46.68 $49.86 53.04 56.21 WACC 17.5% 51.79 50.57 49.48 48.31 47.27 Exit 10.0x 44.16 47.34 50.51 $53.69 56.87 51.46 50.24 49.14 47.98 46.94 44.81 47.99 51.17 54.34 57.52 18.5% Multiple 11.0x Source: Bloomberg, FactSet as of 11/15/2018, Wall Street research 5Preliminary Draft – Not for Reliance; Subject to Change and Further Review Discounted Cash Flows Analysis Based on Adjusted Research Model (cont’d) Sensitivity Analysis FRE WACC 2024E FRE Exit Multiple 9.0% 10.0% 10.9% 12.0% 13.0% 12.5x 15.0x 17.5x 20.0x 22.5x 14.5% 52.90 51.68 50.59 49.42 48.38 2024E 7.0x 42.20 45.38 48.55 51.73 54.91 Perf. 15.5% 52.51 51.29 50.20 49.03 47.99 Perf. 8.0x 42.85 $46.03 49.21 52.38 55.56 Fees 16.4% 52.17 50.95 $49.86 48.69 47.65 Fees 9.0x 43.51 46.68 $49.86 53.04 56.21 WACC 17.5% 51.79 50.57 49.48 48.31 47.27 Exit 10.0x 44.16 47.34 50.51 $53.69 56.87 51.46 50.24 49.14 47.98 46.94 44.81 47.99 51.17 54.34 57.52 18.5% Multiple 11.0x Source: Bloomberg, FactSet as of 11/15/2018, Wall Street research 5

Preliminary Draft – Not for Reliance; Subject to Change and Further Review

Precedent Premia Analysis Summary

- Includes acquisitions of public North American targets since 01/01/2013 (57 total transactions)
  - Equity deal value between $5B and $10B
  - Cash consideration greater than 10% of total
  - Excludes acquisitions of minority stakes

PREMIA BY TIME HORIZON


75th Percentile
37.2%
38.0%
43.3%
23.6%
23.9%
20.3%
25th Percentile
1 - Day
1 - Week
1 - Month
Time Period Prior to Announcement

PREMIA BY QUARTILE – 1-WK PRIOR TO ANNOUNCE.


Overall
Mean 35.7%
Median 32.3%
61.9%
53.3%
34.6%
34.5%
28.8%
29.9%
17.7%
17.8%
1st Quartile
2nd Quartile
3rd Quartile
4th Quartile
Mean
Median

P / W / P
PERELLA WEINBERG PARTNERS

Source: Dealogic as of 11/15/2018
Note: Excludes premia affected by market rumors prior to deal announcement

6

Preliminary Draft – Not for Reliance; Subject to Change and Further Review

Transaction Case Study
SoftBank Group / Fortress Investment Group

SoftBank
FORTRESS

OVERVIEW

- On 02/14/2017, SoftBank Group announced an agreement to acquire Fortress Investment Group, the global investment firm with ~$70B in AUM as of Sep-2016 for $3.4B[1]
  - On 07/12/2017, Class A and B shareholders voted in favor of the proposal
- SoftBank will pay $8.08 per share in cash
  - This represents a 39% premium over its February 13 closing price of $5.83
- Fortress senior executives Pete Briger, Wes Edens and Randy Nardone have agreed to five-year employment agreements and have committed to invest half of the $1.4B received (after-tax) in go-forward vehicles
  - 50% reinvestment of proceeds will be released in years 4 (80%) and 5 (20%)
  - Forfeitable for termination for cause / resignation without good reason
  - Founders' compensation arrangements to be consistent with those prior to transaction
- Fortress to operate within SoftBank as an independent business headquartered in New York

TAX RECEIVABLE AGREEMENT WAIVER

- In connection with the transaction, Fortress entered into a TRA waiver agreement with its Principals
  - Principals waived their rights to receive TRA arising out of this Transaction and any transactions occurring after 02/14/2017
  - TRA attributable to pre-transaction exchanges not waived but agreed not to exceed in the aggregate:
    - $52.9M for Pete Briger
    - $58.7M for Wes Edens
    - $42.6M for Randal Nardone

EMBEDDED VALUE

- Significant embedded value, with net cash, investments, and undistributed incentive income account for ~70% of the unaffected market capitalization (as of 02/13/2017)



As of 02/13/2017
$2,300
$965
$3,265
($1,269)
($597)
$1,399
Unaffected Market Cap
Control Premium (39%)
Offer Value
Cash & Investments
Undistributed Incentive Income
Implied Franchise Value

IMPLIED TRANSACTION MULTIPLES

Year	DE Per Share	Implied Multiple
2016A	$0.73	11.1x
2017E	0.73	11.1x
2018E	0.73	11.1x
2019E	0.77	10.5x

P / W / P
PERELLA WEINBERG PARTNERS

Source: SNL Financial, Bloomberg, Company filings
Notes: (1) Based on the offer value of $3,265 and debt of $183
(2) Based on 2016A D/E of $362M

7

Preliminary Draft – Not for Reliance; Subject to Change and Further Review

Transaction Case Study
Man Group / GLG

OVERVIEW

- On 05/17/2010, Man Group (Man) and GLG Partners (GLG) agreed to combine the two groups with Man acquiring GLG for an equity value of ~$1.6B in a cash and stock deal
- Total GLG's AUM: $23.7B (Mar-2010)
- Transaction Rationale: Combining two established investment management businesses with complementary investment strategies and geography of franchises and investors; and the integration of sales, structuring, and operations
- Expected cost run-rate synergies of $50M per year, $25 million achieved in first year
  - Run-rate synergies represent 6.8% of 2009A target operating expenses
  - Expected to be earnings accretive in FY 2012 and earnings neutral in FY 2011
- The transaction was completed on 10/14/2010

STRUCTURE & KEY TERMS

- The acquisition was structured as a combination of a **cash offer** of ~$1.0B to the GLG public stockholders and a **share offer** of ~$0.6B to the GLG Principals(1)
  - Implied premium of 54.6% and 20.3% to the unaffected share price, respectively
- Each of the GLG Principals (except for the two limited partnerships) to enter into lockup agreements in respect of their New Man Shares for 3 years after closing
- GLG's three principals to forfeit a formula-based percentage of their ownership interests in GLG if one of them were to leave GLG during 5 years after closing

TRANSACTION SUMMARY

	Principals	Public	Total
Offer Price (per share)	$3.50	$4.50	$4.08(2)
Premium to last closing ($2.91)	*20.3%*	*54.6%*	*40.2%*
Consideration Type	Stock	Cash	
Shares (M)			
Held by Principals	150	-	150
Held by Public	-	160	160
Convertible Bond	-	67	67
Unvested, Unissued Shares	14	-	14
Total Number of Shares (M)	**163**	**227**	**390**
Offer Value ($M)	**$572**	**$1,021**	**$1,600(3)**
Net Debt ($M)			109
Enterprise Value ($M)			**$1,708**
Implied Multiples			
P / E (Mar-11)			20.4x
P / E (Mar-11) inc. synergies			16.2x
P / E (Mar-12)			15.0x
P / E (Mar-12) inc. synergies			10.9x

MAN & GLG STOCK PRICES LEADING UP TO DEAL


GLG Public Share Price
Last Closing (05/14/2010) $2.91
Offer Price $4.50
Premium 54.6%
£5.00
4.50
4.00
3.50
3.00
2.50
2.00
1.50
$5.00
Nov-09
Dec-09
Jan-10
Feb-10
Mar-10
Apr-10
May-10
Man (LHS)
GLG (RHS)

Source: Company filings, Wall Street research, FactSet
Notes: (1) Noam Gottesman, Pierre Lagrange, and Emmanuel Roman, together with their related trusts and affiliated entities, and two LPs
(2) Blended share price
(3) Includes $7M payment to warrant holders

P / W / P
PERELLA WEINBERG PARTNERS
8

Preliminary Draft – Not for Reliance; Subject to Change and Further Review

Transaction Case Study
Ares / Kayne Anderson

ARES | Kayne Anderson Capital Advisors, L.P.

OVERVIEW

- On 07/24/2015, Ares Management announced a $2.55B merger with Kayne Anderson Advisors
  - Kayne had $26B in AUM across 90 funds with a primary focus on MLP
  - Ares Kayne to have combined AUM of $113B
- Transaction rationale for Ares:
  - Add a market-leading Energy platform
  - Solidify Real Estate expertise
  - Enhance Direct Lending and PE platforms
- Majority of consideration to Kayne to be paid in Ares equity
  - Ares and Kayne employees expected to own 50% and 30% of the combined company, respectively
- Transaction expected to double Ares' FRE and DE
  - FRE margin uplift of 7% – 10%
  - After-tax ENI accretion of 5.4% and 14.1% based on FY2014 and Q1'15 figures, respectively

STRUCTURE & KEY TERMS

- Ares to issue 95M units as part of consideration, increasing share count by 44%
  - 6-year phased lock-up with releases of up to 20% starting in May 2016 through 2021
- Substantially all senior investment professionals are expected to remain at Ares Kayne
  - Ares' Tony Ressler and Kayne's Ric Kayne to be named Co-Chairmen
  - Kayne's Bob Sinnott and Kevin McCarthy to join the Ares Kayne Board
  - Ares' Tony Ressler, Michael Arougheti and Michael McFerran will continue their respective roles as CEO, President and CFO of Ares Kayne
- No balance sheet investments / liabilities acquired[(1)]

TRANSACTION SUMMARY

Sources	
Existing Cash	$30
New Debt Incurred	750
New Equity Issued	1,800
Total	**$2,580**

Uses	
Purchase Price	$2,550
Expenses	30
Total Uses	**$2,580**

Implied Multiples	Kayne Metric	Implied Multiple
2014A FRE	$179	14.4x
2014A ENI	185	13.9x
2014A AT ENI	133	19.4x
2014A DE	198	13.0x

	FY2014	Q1-'15
AT ENI Accretion	*5.4%*	*14.1%*

Ownership	03-31-15	Post Merger
Ares Employees	72.5%	50.2%
Kayne Employees	-	30.8%
ADIA	16.2%	11.2%
Alleghany	5.9%	4.1%
Public	5.4%	3.8%

MERGER TERMINATION

- On 10/27/2015, the merger was terminated due to disagreement over business combination in response to market conditions in the energy sector
  - Kayne AUM decreased by 16% in three months since the announcement
- Ares to pay $30M to cover Kayne's deal expenses and redeem $325M of bonds issued for acquisition at 101% of par
- Ares to invest $150M in various Kayne funds
  - 50/50 split between Ares' balance sheet and principals

P / W / P
PERELLA WEINBERG PARTNERS

Source: Company filings, Wall Street research, FactSet
Note: (1) Unfunded commitments to certain existing funds and certain working capital liabilities to be acquired

9

Preliminary Draft – Not for Reliance; Subject to Change and Further Review

Precedent Premium Benchmarks

- Includes acquisitions of public North American targets since 01/01/2013 (57 total transactions)
  - Equity deal value between $5B and $10B
  - Cash consideration greater than 10% of total
  - Excludes acquisitions of minority stakes

Announcement Date	Target	Acquiror	Equity Deal Value ($M)	% Stake Acquired	% Cash Consideration	Premium to Market Price Pre-Annc. 1 Day	1 Week	1 Month
11/8/2018	ARRIS International	CommScope	$5,726	100.0%	100.0%	NM	NM	28.1%
9/10/2018	Integrated Device Technology	Renesas Electronics	6,760	100.0%	100.0%	NM	NM	36.9%
8/8/2018	Dun & Bradstreet	CC Capital	5,387	100.0%	100.0%	15.2%	16.2%	14.3%
6/11/2018	Envision Healthcare	KKR	5,715	100.0%	100.0%	5.4%	8.0%	8.7%
5/7/2018	athenahealth	Veritas Capital Management	5,482	100.0%	100.0%	26.9%	30.6%	15.3%
4/9/2018	AveXis	Novartis	8,795	100.0%	100.0%	88.1%	83.3%	59.2%
3/26/2018	USG	Knauf Gips	6,136	100.0%	100.0%	25.3%	25.0%	22.0%
3/20/2018	MuleSoft	Salesforce.com	7,013	100.0%	80.4%	35.9%	34.3%	43.0%
2/23/2018	Blue Buffalo Pet Products	General Mills	7,943	100.0%	100.0%	17.2%	14.0%	20.4%
2/12/2018	CSRA	General Dynamics	6,877	100.0%	100.0%	32.2%	31.6%	27.0%
1/22/2018	Juno Therapeutics	Celgene	9,900	90.2%	100.0%	NM	78.5%	89.1%
1/22/2018	Validus Holdings	AIG	5,713	100.0%	100.0%	45.5%	45.9%	45.0%
1/11/2018	DST Systems	SS&C Technologies	5,114	100.0%	100.0%	NM	31.7%	37.2%
11/20/2017	Cavium	Marvell Technology	6,389	100.0%	45.9%	NM	NM	22.1%
9/18/2017	Orbital ATK	Northrop Grumman	8,031	100.0%	100.0%	22.2%	23.9%	28.0%
6/19/2017	Rice Energy	EQT	7,588	100.0%	17.3%	35.5%	30.2%	24.0%
5/15/2017	Patheon NV	Thermo Fisher Scientific	5,216	100.0%	100.0%	34.6%	32.2%	35.8%

P / W / P
PERELLA WEINBERG PARTNERS

Source: Dealogic as of 11/15/2018
Note: Excludes premiums affected by market rumors prior to deal announcement

10

Preliminary Draft – Not for Reliance; Subject to Change and Further Review

Precedent Premium Benchmarks (cont'd)

Announcement Date	Target	Acquiror	Equity Deal Value ($M)	% Stake Acquired	% Cash Consideration	Premium to Market Price Pre-Annc. 1 Day	1 Week	1 Month
4/3/2017	Panera Bread	JAB Holding	$7,168	100.0%	100.0%	20.3%	24.4%	37.5%
1/9/2017	VCA	Mars	7,682	100.0%	100.0%	31.4%	35.5%	43.8%
1/9/2017	Ariad Pharmaceuticals	Takeda Pharmaceutical	5,471	100.0%	100.0%	74.7%	92.9%	89.3%
11/14/2016	Harman International	Samsung Electronics	8,040	100.0%	100.0%	27.8%	32.6%	39.6%
11/2/2016	Brocade Communications Systems	Broadcom	5,539	100.0%	100.0%	NM	44.9%	34.2%
10/23/2016	BE Aerospace	Rockwell Collins	6,529	100.0%	53.2%	22.5%	22.0%	24.0%
10/4/2016	Endurance Specialty Holdings	Sompo Holdings	6,285	100.0%	100.0%	43.2%	41.7%	40.2%
7/28/2016	NetSuite	Oracle	9,464	100.0%	100.0%	19.0%	33.1%	57.9%
5/16/2016	Anacor Pharmaceuticals	Pfizer	5,205	100.0%	100.0%	55.0%	58.7%	53.4%
3/20/2016	Valspar	Sherwin-Williams	9,384	100.0%	100.0%	34.8%	38.1%	46.7%
2/17/2016	Ingram Micro	Tianjin Tianhai	6,057	100.0%	100.0%	32.2%	38.8%	43.3%
2/16/2016	ADT	Protection One	7,063	100.0%	100.0%	NM	53.3%	45.5%
2/1/2016	Alere	Abbott Laboratories	5,281	100.0%	86.5%	50.5%	47.5%	43.3%
11/2/2015	Dyax	Shire	6,557	100.0%	90.1%	35.5%	33.8%	88.6%
8/24/2015	AGL Resources	Southern Co	8,325	100.0%	100.0%	37.9%	32.5%	39.6%
7/29/2015	Cytec Industries	Solvay	5,580	100.0%	100.0%	28.9%	28.4%	23.9%
7/13/2015	MarkWest Energy Partners	Marathon Petroleum	7,965	100.0%	15.6%	31.6%	35.8%	27.4%
7/2/2015	Health Net	Centene	5,839	100.0%	41.6%	20.8%	20.8%	28.3%
6/10/2015	HCC Insurance	Tokio Marine	7,497	100.0%	100.0%	37.6%	35.1%	34.8%
5/6/2015	Synageva Biopharma	Alexion Pharmaceuticals	9,507	100.0%	47.8%	135.7%	123.7%	143.5%
4/14/2015	PartnerRe	Exor	6,410	91.2%	100.0%	9.1%	14.0%	15.0%
1/22/2015	City National	Royal Bank of Canada	5,491	100.0%	49.9%	25.8%	27.1%	17.6%
12/8/2014	Cubist Pharmaceuticals	Merck	8,419	100.0%	100.0%	37.2%	34.9%	44.9%

P / W / P
PERELLA WEINBERG PARTNERS

Source: Dealogic as of 11/15/2018
Note: Excludes premiums affected by market rumors prior to deal announcement

11

Preliminary Draft – Not for Reliance; Subject to Change and Further Review

Precedent Premium Benchmarks (cont'd)

Announcement Date	Target	Acquiror	Equity Deal Value ($M)	% Stake Acquired	% Cash Consideration	Premium to Market Price Pre-Annc. 1 Day	1 Week	1 Month
11/3/2014	Covance	Laboratory Corp of America	$6,422	100.0%	70.7%	31.6%	29.9%	29.9%
9/29/2014	Athlon Energy	EnCana	5,927	100.0%	100.0%	25.2%	32.1%	25.7%
9/21/2014	Dresser-Rand Group	Siemens	6,687	100.0%	100.0%	NM	22.0%	21.4%
9/18/2014	Concur Technologies	SAP	8,593	100.0%	100.0%	NM	NM	29.0%
7/28/2014	Family Dollar Stores	Dollar Tree	9,195	100.0%	75.0%	22.8%	22.6%	11.5%
7/15/2014	Rockwood Holdings	Albemarle	5,867	100.0%	63.9%	13.0%	12.9%	13.9%
6/23/2014	Integrys Energy Group	Wisconsin Energy	5,725	100.0%	26.7%	17.3%	21.9%	23.6%
6/23/2014	MICROS Systems	Oracle	5,259	100.0%	100.0%	NM	17.8%	29.6%
6/16/2014	tw telecom	Level 3 Communications	5,922	100.0%	23.3%	12.4%	22.2%	26.5%
6/3/2014	Protective Life	Dai-ichi Life Insurance	5,708	100.0%	100.0%	NM	34.5%	36.6%
5/29/2014	Hillshire Brands	Tyson Foods	7,981	100.0%	100.0%	11.1%	38.0%	41.4%
4/30/2014	Pepco Holdings	Exelon	6,872	100.0%	100.0%	19.6%	26.7%	34.6%
4/7/2014	Questcor Pharmaceuticals	Mallkrodt	6,041	100.0%	32.1%	26.8%	32.6%	30.4%
3/6/2014	Safeway	Albertson's	8,353	100.0%	100.0%	NM	NM	17.0%
12/16/2013	LSI	Avago Technologies	6,603	100.0%	100.0%	41.0%	37.7%	35.6%
9/9/2013	Molex	Koch Industries	7,117	100.0%	100.0%	55.9%	56.8%	49.3%
5/29/2013	NV Energy	Berkshire Hathaway	5,651	100.0%	100.0%	20.3%	15.5%	10.9%
25th Percentile						20.3%	23.6%	23.9%
Median						28.9%	32.3%	34.2%
Mean						33.2%	35.7%	36.6%
75th Percentile						37.2%	38.0%	43.3%

P / W / P
PERELLA WEINBERG PARTNERS

Source: Dealogic as of 11/15/2018
Note: Excludes premiums affected by market rumors prior to deal announcement

12

Preliminary Draft – Not for Reliance; Subject to Change and Further Review

Selected Public U.S. Company Trading Statistics

Traditional Asset Managers

Company	Market Cap ($M)	Enterprise Value ($M)	AUM ($B)	Stock Price		EV / Revenue	EV / EBITDA		Price / EPS		Organic Growth		2019E EBITDA Margin	2019E Dividend Yield	EPS LTG
				Current	LTM Δ	2019E	2019E	2020E	2019E	2020E	LTM	NTM			
Diversified															
BlackRock	$65,386	$64,076	$6,444	$406.88	(13.5%)	4.4x	10.7x	9.9x	14.4x	13.0x	3.0%	4.1%	40.8%	3.1%	10.9%
T. Rowe Price	23,950	21,754	1,084	96.06	1.8%	3.9x	8.2x	8.2x	12.6x	12.0x	2.7%	1.9%	47.2%	3.1%	5.1%
Franklin	16,345	10,748	717	31.58	(21.9%)	1.8x	5.6x	5.9x	10.9x	10.5x	(5.0%)	(4.3%)	32.1%	3.2%	3.1%
Invesco[1]	9,893	15,395	1,227	20.06	(41.8%)	3.1x	6.8x	6.1x	6.6x	5.8x	(0.9%)[2]	0.5%[2]	39.9%	6.2%[2]	14.5%
AB	8,042	7,836	550	29.75	18.1%	2.7x	9.3x	8.5x	11.2x	10.4x	(0.9%)	1.2%	29.1%	8.4%	7.7%
Eaton Vance	5,443	5,500	453	43.06	(16.3%)	3.0x	8.5x	NA	11.7x	NA	5.7%	4.9%	35.1%	3.3%	NA
Janus Henderson	4,636	4,228	378	23.34	(36.3%)	1.8x	5.4x	5.2x	8.0x	7.6x	(5.5%)	(1.9%)	34.4%	6.5%	5.4%
Waddell & Reed	1,507	1,331	80	19.24	2.9%	1.2x	5.6x	5.6x	9.6x	9.2x	(11.5%)	(6.8%)	21.4%	5.2%	4.5%
Manning & Napier	141	46	23	1.79	(52.3%)	0.3x	3.4x	3.7x	12.1x	16.6x	(17.1%)	(14.7%)	9.1%	11.2%	(27.2%)
Diversified Median					**(16.3%)**	**2.7x**	**6.8x**	**6.0x**	**11.2x**	**10.5x**	**(0.9%)**	**0.5%**	**34.4%**	**5.2%**	**5.2%**
Specialists															
Federated	$2,549	$2,764	$437	$25.36	(17.3%)	2.3x	8.2x	8.5x	10.4x	10.7x	0.8%	3.4%	27.5%	4.4%	(2.5%)
Artisan Partners	2,023	2,014	117	26.21	(27.8%)	2.6x	7.3x	6.9x	9.8x	9.0x	(4.3%)	(1.7%)	35.9%	10.4%	8.2%
Cohen & Steers	1,872	1,678	60	38.49	(12.7%)	4.3x	10.7x	9.8x	15.5x	14.7x	0.4%	(3.6%)	40.1%	5.7%	5.4%
Pzena	744	780	39	10.25	(3.8%)	4.9x	9.9x	8.8x	12.5x	11.3x	6.2%	1.3%	49.5%	2.8%	10.5%
Diamond Hill	646	546	23	173.60	(15.3%)	NA	NA	NA	NA	NA	(2.3%)	NA	NA	NA	NA
GAMCO	609	604	41	20.95	(25.3%)	NA	NA	NA	NA	NA	(9.8%)	NA	NA	NA	NA
Westwood	382	333	21	40.26	(37.3%)	NA	NA	NA	NA	NA	(18.4%)	NA	NA	NA	NA
Specialists Median					**(17.3%)**	**3.4x**	**9.0x**	**8.7x**	**11.4x**	**11.0x**	**(2.3%)**	**(0.2%)**	**38.0%**	**5.0%**	**6.8%**
Multi-Boutiques															
Affiliated Managers Group	$6,035	$8,132	$830	$113.29	(38.7%)	3.5x	8.0x	7.4x	7.2x	6.3x	0.5%	0.9%	43.1%	1.4%	14.5%
Legg Mason	2,506	4,139	755	28.27	(25.5%)	1.4x	6.5x	6.5x	8.4x	7.6x	(1.5%)	0.5%	21.3%	5.0%	10.8%
BrightSphere Investment Group	1,370	1,603	238	12.80	(18.0%)	1.8x	5.7x	5.6x	6.8x	6.3x	(3.6%)	(1.8%)	30.8%	3.4%	7.7%
Victory Capital[1]	950	1,478	75	11.99	(7.8%)	2.7x	5.4x	3.4x	4.7x	3.2x	(1.1%)	0.4%	49.4%	-	47.1%
Virtus	799	1,100	106	102.78	(8.6%)	2.2x	5.8x	5.3x	7.7x	7.1x	0.4%	NA	38.6%	2.3%	9.4%
Multi-Boutiques Median					**(18.0%)**	**2.2x**	**5.8x**	**5.6x**	**7.2x**	**6.3x**	**(1.1%)**	**0.5%**	**38.6%**	**2.3%**	**10.8%**
ETF Managers															
WisdomTree	$1,252	$1,369	$59	$7.43	(32.0%)	4.6x	14.9x	12.9x	21.2x	18.1x	(9.6%)	5.0%	30.8%	1.6%	17.3%
Total Median					**(17.7%)**	**2.7x**	**7.3x**	**6.7x**	**10.4x**	**9.8x**	**(1.3%)**	**0.5%**	**35.1%**	**3.4%**	**8.0%**

Alternative Asset Managers

Company	Market Cap ($M)	Enterprise Value ($M)	AUM ($B)	Stock Price		EV / Revenue	EV / EBITDA		P / After-Tax ENI		P / DE		Organic Growth		2019E Dividend Yield
				Current	LTM Δ	2019E	2019E	2020E	2019E	2020E	2019E	2020E	LTM	NTM	
Blackstone	$39,062	$37,784	$457	$32.50	5.1%	4.7x	9.2x	8.9x	9.8x	8.4x	11.0x	10.2x	5.5%	10.5%	7.9%
KKR	19,283	20,760	195	22.30	16.0%	5.5x	10.7x	7.5x	7.7x	6.8x	12.3x	11.3x	5.1%	6.0%	2.2%
Apollo	11,686	12,352	270	28.26	(2.6%)	4.6x	8.7x	7.2x	9.1x	8.5x	9.6x	8.9x	18.1%	NA	9.5%
Carlyle	6,665	7,423	212	18.57	(8.7%)	2.2x	5.9x	5.2x	6.4x	6.0x	7.1x	6.6x	7.3%	10.3%	11.1%
Oaktree	6,525	6,658	124	40.33	(4.4%)	4.3x	9.4x	8.6x	10.4x	8.9x	11.1x	9.7x	(3.6%)	1.7%	7.2%
Ares Management	4,878	5,406	125	22.00	17.0%	3.8x	12.2x	9.7x	11.0x	9.2x	14.5x	12.3x	NA	NA	5.5%
Alternatives Median					**1.3%**	**4.5x**	**9.3x**	**8.1x**	**9.5x**	**8.4x**	**11.0x**	**10.0x**	**5.5%**	**8.2%**	**7.6%**

P / W / P
PERELLA WEINBERG PARTNERS

Source: Company filings, FactSet, SNL Financial as of 11/15/2018
Note: (1) Since IPO or re-listing

13

Preliminary Draft – Not for Reliance; Subject to Change and Further Review Legal Disclosures This Presentation has been provided to you by Perella Weinberg Partners and its affiliates (collectively “Perella Weinberg Partners” or the “Firm”) and may not be used or relied upon for any purpose without the written consent of Perella Weinberg Partners. The information contained herein (the “Information”) is confidential information. By accepting this Information, you agree that you will, and you will cause your directors, partners, officers, employees, attorney(s), agents and representatives to, use the Information only for your informational purposes and for no other purpose and will not divulge any such Information to any other party. Any reproduction of this Information, in whole or in part, is prohibited. These contents are proprietary information and products of Perella Weinberg Partners. The Information contained herein is not an offer to buy or sell or a solicitation of an offer to buy or sell any corporate advisory services or security or to participate in any corporate advisory services or trading strategy. Any decision regarding corporate advisory services or to invest in the investments described herein should be made after, as applicable, reviewing such definitive offering memorandum, conducting such investigations as you deem necessary and consulting the investor’s own investment, legal, accounting and tax advisors in order to make an independent determination of the suitability and consequences of an investment or service. Nothing contained herein should be construed as tax, accounting or legal advice. You (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by these materials and all materials of any kind (including opinions or other tax analyses) that are provided to you relating to such tax treatment and structure. For this purpose, the tax treatment of a transaction is the purported or claimed U.S. federal income tax treatment of the transaction and the tax structure of a transaction is any fact that may be relevant to understanding the purported or claimed U.S. federal income tax treatment of the transaction. Perella Weinberg Partners LP, Tudor, Pickering, Holt & Co. Securities, Inc., and Tudor, Pickering, Holt & Co. Advisors, LLC are each members of FINRA (www.finra.org) and SIPC. 14Preliminary Draft – Not for Reliance; Subject to Change and Further Review Legal Disclosures This Presentation has been provided to you by Perella Weinberg Partners and its affiliates (collectively “Perella Weinberg Partners” or the “Firm”) and may not be used or relied upon for any purpose without the written consent of Perella Weinberg Partners. The information contained herein (the “Information”) is confidential information. By accepting this Information, you agree that you will, and you will cause your directors, partners, officers, employees, attorney(s), agents and representatives to, use the Information only for your informational purposes and for no other purpose and will not divulge any such Information to any other party. Any reproduction of this Information, in whole or in part, is prohibited. These contents are proprietary information and products of Perella Weinberg Partners. The Information contained herein is not an offer to buy or sell or a solicitation of an offer to buy or sell any corporate advisory services or security or to participate in any corporate advisory services or trading strategy. Any decision regarding corporate advisory services or to invest in the investments described herein should be made after, as applicable, reviewing such definitive offering memorandum, conducting such investigations as you deem necessary and consulting the investor’s own investment, legal, accounting and tax advisors in order to make an independent determination of the suitability and consequences of an investment or service. Nothing contained herein should be construed as tax, accounting or legal advice. You (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by these materials and all materials of any kind (including opinions or other tax analyses) that are provided to you relating to such tax treatment and structure. For this purpose, the tax treatment of a transaction is the purported or claimed U.S. federal income tax treatment of the transaction and the tax structure of a transaction is any fact that may be relevant to understanding the purported or claimed U.S. federal income tax treatment of the transaction. Perella Weinberg Partners LP, Tudor, Pickering, Holt & Co. Securities, Inc., and Tudor, Pickering, Holt & Co. Advisors, LLC are each members of FINRA (www.finra.org) and SIPC. 14